Exhibit 99.1

RumbleOn Delivers 100% Year-over-Year Revenue Growth and 131% Gross Profit Growth in the Second Quarter 2021

Management to host a conference call today, August 2, 2021, at 8:30 am ET

DALLAS - RumbleOn, Inc (NASDAQ: RMBL), an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles, today announced financial results for the three months ended June 30, 2021. Management is hosting an investor call to discuss results today, August 2, 2021 at 8:30 am ET.

Management Commentary:
“RumbleOn continued to execute in the second quarter, with gross margin expansion outpacing our 100% year-over-year revenue growth,” said Marshall Chesrown, Chief Executive Officer. “Not only are we hard at work on the pending business combination with RideNow, but we delivered across our strategic priorities. We continued to add new dealers to RumbleOn.com and have over 60,000 new, used and private party listings on our site today. And, with over 500 dealers using our services and our B2B functionality with more dealers in the pipeline to be onboarded, we are seeing strong demand and remain confident in our strategy to offer virtual inventory, quality leads and services to dealers nationwide.”

Second Quarter 2021 Financial Highlights

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Total vehicle unit sales was 5,711, a 55% increase from 3,694 in Q2 2020, a 63% increase from 3,500 in Q1 2021

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Powersports unit sales was 2,411, up 181% from 859 units in Q2 2020, up 140% from 1,006 units in Q1 2021

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Automotive unit sales was 3,300, up 16% from 2,835 units in Q2 2020, up 32% from 2,494 units in Q1 2021

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Total revenue was $168.3 million, a 100% increase from $84.3 million in Q2 2020, a 61% increase from $104.3 million in Q1 2021

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Powersports revenue was $28.0 million, up 233% from $8.4 million in Q2 2020, up 157% from $10.9 million in Q1 2021

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Automotive revenue was $127.3 million, up 86% from $68.3 million in Q2 2020, up 51% from $84.1 million in Q1 2021

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Transportation and vehicle logistics revenue was $13.1 million, up 71% from $7.7 million in Q2 2020, up 40% from $9.3 million in Q1 2021

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Total gross profit was $19.5 million, for a total gross margin of 11.6%, up from 10.0% in Q2 2020, up from 10.7% in Q1 2021. Gross profit for our vehicle distribution business was $17.1 million or 11.0% gross margin, up 157% from $6.6 million in Q2 2020, up 86% from $9.2 million in Q1 2021.

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Gross profit per vehicle was $2,998, up from $1,802 in Q2 2020, and up from $2,626 in Q1 2021

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Powersports gross profit per powersport vehicle sold was $2,886, up from $994 in Q2 2020, down from $2,961 in Q1 2021

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Automotive gross profit per automotive vehicle sold was $3,081, up from $2,046 in Q2 2020 and up from $2,490 in Q1 2021

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Sales, General and Administrative Expenses was $18.1 million, or 10.8% of revenue, down from 13.2% of revenue in Q2 2020, down from 12.9% of revenue in Q1 2021

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Advertising and Marketing expense was $2.0 million as compared to $0.5 million in Q2 2020 and $1.6 million in Q1 2021

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Technology development expense was $0.4 million as compared to $0.2 million in Q2 2020 and $0.4 million with Q1 2021

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General and Administrative expense was $6.3 million as compared to $4.2 million in Q2 2020 and $3.8 million in Q1 2021

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Operating income was $0.8 million, compared to $2.4 million in Q2 2020, which included $5.6 million of insurance proceeds related to the tornado damage in March 2020, and an improvement from an operating income of $(2.8) million in Q1 2021

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Positive Adjusted EBITDA of $3.0 million based on net income of ($3.4) million.

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Represents an improvement from Adjusted EBITDA of $(1.3) million in Q2 2020 based on net income of $1.0 million.

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Represents an improvement from positive Adjusted EBITDA of $0.02 million in Q1 2021 based on net income of $(4.5) million

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Weighted average basic and fully diluted shares outstanding in Q2 were 3,242,616 shares of common stock outstanding

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As of June 30, 2021, RumbleOn had $28.0 million in cash, including $3.0 million in restricted cash and has over $9.2 million available on current lines of credit. We have recently received over $3.1 million in additional insurance proceeds that will be reflected in Q3 2021 financials.

A description of our results of operations for Q2 2021 compared to Q2 2020 will be included in the Quarterly Report on Form 10-Q to be filed later this week.

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Transaction Update and Outlook

On Friday, July 30, 2021, RumbleOn announced that its stockholders approved the proposed business combination with RideNow at the Special Meeting of Stockholders. The business combination is expected to close very soon subject to the satisfaction of the remaining closing conditions.

RumbleOn is providing certain preliminary Q2 2021 financial results for RideNow and will file full financial results with the SEC in the coming days. For the second quarter of 2021, RideNow sold 13,080 units and generated $268.2 million of total revenue. Net Income was $54.5 million, which included $19 million of forgiveness of its PPP loan debt. Exclusive of the debt forgiveness, RideNow’s net income would have been $35.5 million. Adjusted EBITDA, which excludes the debt forgiveness, was $36.8 million in the quarter.

Together, the combined company will have a dominant position in a $100+ billion powersports market. The only Omnichannel platform in powersports will enable the combined company to reach more consumers in a secularly growing - yet still highly fragmented market, that is benefitting from changing consumer behavior. The transaction is expected to propel revenue growth and drive meaningful cost synergies, leading to improved monetization and margin expansion.

The Company remains very confident in its full year 2021 guidance for the combined company. Assuming a combination as of January 1, 2021, RumbleOn expects combined company revenue in a range of $1.45 billion to $1.55 billion and adjusted EBITDA in a range of $110.0 million to $115.0 million.

Given the pending business combination with RideNow, RumbleOn will not be providing standalone guidance for the third quarter.

“As we announce these outstanding results and work toward closing our transformative transaction with RideNow, we are reminded of the unexpected and sudden passing of Steve Berrard, our co-founder, CFO and dear friend. RumbleOn would not be in the position it is today without his tremendous knowledge, experience, and contributions. Steve’s legacy lives on in our work at RumbleOn. I am so proud of the entire RumbleOn team for stepping up, supporting each other, and committing to our vision each and every day and delivering another quarter of strong results,” concluded Mr. Chesrown.

Conference Call Details

RumbleOn's management will host a conference call to discuss its financial results today, August 2, 2021 at 8:30 a.m. Eastern Time. A live and archived webcast can be accessed from RumbleOn's Investor Relations website at https://investors.rumbleon.com. To access the conference call telephonically, callers may dial 1-877-407-9716 or 1-201-493-6779 for callers outside of the United States and entering conference ID 13721389.

About RumbleOn

Founded in 2017, RumbleOn (NASDAQ: RMBL) is an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience, without leaving home. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction free experience. For more information, please visit http://www.rumbleon.com.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release. Non-GAAP financial measures for the three months ended June 30, 2021, June 30, 2020, and March 31, 2021 used in this release include: adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income (loss) adjusted to add back interest expense (including debt extinguishment), depreciation and amortization, changes in derivative liability and certain recoveries, charges and expenses, such as an insurance recovery, non-cash stock-based compensation costs, acquisition related costs, litigation expenses, and other non-recurring costs, as these recoveries, charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

With respect to our combined 2021 financial target for adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-Looking Statements

This press release may contain "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's SEC filings, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:
The Blueshirt Group
Hilary Sumnicht
investors@rumbleon.com

Source: RumbleOn, Inc

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of June 30, 2021	As of December 31, 2020
ASSETS

Current assets:
Cash	$24,972,223	$1,466,831
Restricted cash	3,049,056	2,049,056
Accounts receivable, net	26,955,051	9,407,960
Inventory	19,675,990	21,360,441
Prepaid expense and other current assets	4,058,905	3,446,225
Total current assets	78,711,225	37,730,513

Property and equipment, net	6,295,683	6,521,446
Right-of-use assets	5,007,605	5,689,637
Goodwill	26,886,563	26,886,563
Deferred finance charge	10,950,000	—
Other assets	221,712	151,076
Total assets	$128,072,788	$76,979,235

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$12,821,750	$12,707,448
Accrued interest payable	1,606,954	1,485,854
Current portion of convertible debt	415,113	562,502
Current portion of long-term debt	27,251,151	20,688,651
Total current liabilities	42,094,968	35,444,455

Long-term liabilities:
Note payable	4,691,181	4,691,181
Warrant liability	13,174,216	—
Convertible debt, net	28,079,484	27,166,019
Derivative liabilities	48,800	16,694
Operating lease liabilities and other long-term liabilities	4,022,292	5,090,221
Total long-term liabilities	50,015,973	36,964,115

Total liabilities	92,110,941	72,408,570

Commitments and contingencies (Notes 6, 7, 8, 11, 16)

Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common A stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	50	50
Common B stock, $0.001 par value, 4,950,000 shares authorized, 3,343,062 and 2,191,633 shares issued and outstanding as of June 30, 2021 and December 31, 2020	3,343	2,192
Additional paid-in capital	148,180,750	108,949,204
Accumulated deficit	(112,222,296)	(104,380,781)
Total stockholders' equity	35,961,847	4,570,665

Total liabilities and stockholders' equity	$128,072,788	$76,979,235

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Pre-owned vehicle sales:
Powersports	$27,978,693	$8,382,952	$38,833,577	$31,812,355
Automotive	127,286,568	68,294,841	211,357,422	181,927,108
Transportation and vehicle logistics	13,080,362	7,663,500	22,418,633	14,751,091
Total revenue	168,345,623	84,341,293	272,609,632	228,490,554

Cost of revenue
Powersports	21,021,492	7,528,810	28,897,883	28,085,447
Automotive	117,117,721	62,493,015	194,977,530	170,572,680
Transportation	10,695,165	5,862,734	18,044,506	10,950,792
Cost of revenue before impairment loss	148,834,378	75,884,559	241,919,919	209,608,919
Impairment loss on automotive inventory	—	—	—	11,738,413
Total cost of revenue	148,834,378	75,884,559	241,919,919	221,347,332

Gross profit	19,511,245	8,456,734	30,689,713	7,143,222

Selling, general and administrative	18,113,151	11,174,287	31,514,495	29,230,714

Insurance recovery	—	(5,615,268)	—	(5,615,268)

Depreciation and amortization	631,828	508,323	1,231,066	1,031,317

Operating income (loss)	766,266	2,389,392	(2,055,848)	(17,503,541)

Interest expense	(1,920,525)	(1,482,408)	(3,529,345)	(3,699,166)

Change in derivative liability	(2,235,670)	137,488	(2,256,322)	20,673

Gain on early extinguishment of debt	—	—	—	188,164

Loss before provision for income taxes	(3,389,929)	1,044,472	(7,841,515)	(20,993,870)

Benefit for income taxes	—	—	—	—

Net income (loss)	$(3,389,929)	$1,044,472	$(7,841,515)	$(20,993,870)

Weighted average number of common shares outstanding - basic and fully diluted	3,242,616	2,214,241	3,242,616	2,130,332

Net income (loss) per share - basic and fully diluted	$(1.05)	$0.47	$(2.42)	$(9.85)

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six-Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,841,515)	$(20,993,870)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,231,066	1,031,317
Amortization of debt discounts	1,150,076	1,051,898
Share based compensation	2,435,291	1,562,761
Impairment loss on inventory	—	11,738,413
Impairment loss on property and equipment	—	177,626
Loss (gain) from change in value of derivatives	2,256,322	(27,500)
Gain on early extinguishment of debt	—	(188,164)
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses and other current assets	(612,680)	79,154
Increase in inventory	1,684,451	14,154,657
(Increase) in accounts receivable	(17,547,091)	(6,313,321)
(Increase) decrease in other assets	(80,550)	167,186
Decrease in accounts payable and accrued liabilities	(44,429)	(2,732,098)
Decrease in other liabilities	(217,250)	—
Increase in accrued interest payable	121,100	869,800
Net cash (used in) provided by operating activities	(17,465,209)	577,859

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(100,000)	(174,786)
Technology development	(905,305)	(614,113)
Net cash used in investing activities	(1,005,305)	(788,899)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	2,500,000	8,272,375
Payments on notes payable	521,744	—
Net proceeds (payments) from lines of credit	3,156,756	(20,627,794)
Net Proceeds from sale of common stock	36,797,406	10,780,080
Net cash provided by financing activities	42,975,906	2,079,681

NET CHANGE IN CASH	24,505,392	1,868,641

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	3,515,887	6,726,282

CASH AND RESTRICTED CASH AT END OF PERIOD	$28,021,279	$8,594,923

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three-Months Ended June 30,		Three-Months Ended March 31,
	2021	2020	2021
Net income (loss)	$(3,389,929)	$1,044,472	$(4,451,586)
Add back:
Interest expense (including debt extinguishment)	1,920,525	1,482,408	1,608,820
Depreciation and amortization	631,828	508,322	599,240
Increase in derivative liability	2,235,670	(137,488)	20,652
EBITDA	1,398,094	2,897,714	(2,222,874)
Adjustments:
Impairment loss on automotive inventory	—	—	—
Insurance recovery	—	(5,615,268)	—
Non-cash-stock-based compensation	701,275	716,391	1,026,216
Acquisition costs associated with the RideNow Agreement	860,048	—	1,096,653
Litigation expenses	81,389	607,387	88,258
Other non-reoccurring costs	—	51,387	32,985
Adjusted EBITDA	$3,040,806	$(1,342,389)	$21,239